Exhibit 99.1

TransDigm to Acquire GE Aviation’s Electromechanical Actuation Business

CLEVELAND, June 21, 2013 /PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG) announced today that it has entered into a definitive agreement to acquire the assets of GE Aviation’s Electromechanical Actuation Division, for approximately $150 million in cash. The acquisition, subject to regulatory approvals and other customary closing conditions, is expected to close around the end of the third quarter fiscal 2013.

The business, which will be conducted by TransDigm through a new entity, Whippany Actuation Systems, LLC (Whippany), located in Whippany, New Jersey, manufactures proprietary, highly engineered aerospace electromechanical motion control subsystems for civil and military applications. Product offerings include control electronics, motors, high power mechanical transmissions and actuators. The major commercial end-use platforms include the Airbus 380, Boeing 737NG and 777, and Embraer regional jets. The major military end-use platforms include Sikorsky SH-60 and S-92; Boeing CH-47, and Global Hawk. Whippany’s revenues are estimated to be approximately $80 million with aftermarket accounting for 40% of the revenues and the commercial market comprising about 50% of the revenues.

W. Nicholas Howley, Chairman and CEO of TransDigm Group Incorporated, stated, “The business fits well with our consistent strategy of acquiring proprietary aerospace businesses with significant aftermarket content. Its’ products are on a number of commercial platforms with OEM and aftermarket growth opportunities. As a result, when combined with a softer military outlook, we expect the commercial content to rise as a percent of total revenue. Additionally, these highly engineered products will allow us to expand our content on a number of substantial platforms, and fit well with the TransDigm portfolio of products. As with all TransDigm acquisitions, we see opportunities for significant value creation.”

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to failure to complete or successfully integrate the acquisition; that the acquired business does not perform in accordance with our expectations; and other factors. Further information regarding important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com

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